UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2019

CANFIELD MEDICAL SUPPLY, INC.
(Exact Name of Registrant as Specified in Its Charter)

COLORADO
(State or Other Jurisdiction of Incorporation)

000-55114	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

4120 Boardman-Canfield Road Canfield, Ohio 44406
(Address of Principal Executive Offices)

(330) 533-1914
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.01 Changes in Control of Company

Effective June 21, 2019 WesBev LLC acquired (i) 8,000,000 shares of common stock from Michael J. West, a founder, director and principal shareholder of Canfield Medical Supply, Inc., a Colorado corporation (the “Company” or “registrant”) and (ii) 336,000 shares of common stock directly from the Company. As part of his agreement with WesBev, Mr. West undertook to appoint or cause the appointment of up to three persons nominated by WesBev to the board of directors of the Company. After giving effect to these purchases WesBev owns about 71% of the outstanding shares of the Company and may be deemed to be in control of the registrant. See registrant’s Form 8-K filed on June 25, 2019. On June 28, 2019, the Company’s board of directors (the “Board”) amended the registrant’s bylaws to expand the number of members of the Board from three persons to five persons.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2019, the Board made the appointments noted below:

Appointment of Heather Kearns as Chief Executive Officer and Chief Financial Officer

Ms. Kearns, age 41, has since 2011 been an independent certified public accountant specializing in corporate accounting matters and finance services for those companies needing financial expertise to meet critical business objectives. Ms. Kearns received Bachelor of Science in Business Administration and a Master of Business Administration degrees from Auburn University. She is licensed as a CPA in Colorado. Ms. Kearns employment is at-will and may be terminated at any time by the parties. There is no family relationship between Ms. Kearns and the Company’s officers and directors. Other than the employment terms described above, Ms. Kearns and the Company have not entered into any transaction, nor is any transaction proposed, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

Appointments to the Board of Directors

The Board appointed Amy Joanne Atkinson as a member of the Board. Ms. Atkinson, age 57, has since 2005 been Fund Manager/Director of Operations of Kirby Enterprise Capital Management, LLC where since 2012 she has managed a special situations fund and coordinates private placements and monitors investment activity. She has been responsible for integrating and updating accounting systems, developing operating procedures, preparing financial reporting, managing quarterly partnership reporting, coordinating private placements and ensuring compliance in all areas. Ms. Atkinson attended Colorado State University.

The Board further appointed Michael Long and John Matthias Lepo as members of the Board.

Mr. Long, age 66, has been the chief executive officer of AnyDATA Corporation, from 2017 to the present. AnyDATA Corporation designs and manufactures OBD-2 devices for consumer automotive, commercial fleet and automotive manufacturing markets. From 2013 to 2014 he was vice president of Giant Magellan Telescope Organization (GMTO) a scientific partnership established to build and operate a 25-meter telescope at the Las Campana Observatory in Chile. From 1992 to 2013 he was president and founder of Premier Wireless, Inc. which designed and manufactured wireless communications products for the broadcast, security and military markets. He has since 2012 been a member of the Board of Trustees of Carnegie Institute of Science and received an AB, majoring in physics, from University of Chicago.

Mr. Lepo, age 78, has since 1998 been President of Battersea Capital Inc. offering consulting services to small businesses including corporate finance and advisory functions as well as advising on businesses entering the public markets. Mr. Lepo has a Bachelor of Science in Economics from Saint Mary’s University of Minnesota.

There is no family relationship between any of the foregoing persons and the Company’s officers and directors. None of the foregoing persons and the Company have entered into any transaction, nor is any transaction proposed, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

See Schedule 14F-1 filed by registrant on July 3, 2019.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Effective June 28, 2019 the first sentence of paragraph 4.1, Article IV of the Bylaws has been amended to read as follows: “The business and affairs of the corporation shall be managed by a board of not less than three (3) nor more than five (5) directors” See Item 5.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2019

CANFIELD MEDICAL SUPPLY, INC.

/s/ Heather Kearns

By: Heather Kearns

Chief Executive Officer